                                                                     EXHIBIT 5.1

                               [Form of Opinion]

                    Skadden, Arps, Slate, Meagher & Flom LLP
                                Four Times Square
                          New York, New York 10036-6522

                                                                    June  , 2004

Global Signal Inc.
301 North Cattlemen Road, Suite 300
Sarasota, Florida 34232

                      Re:   Global Signal Inc.
                            Registration Statement on Form S-11
                            (File No. 333-112839)
                            ---------------------------------------

Ladies and Gentlemen:

                  We have acted as special counsel to Global Signal Inc., a
Delaware corporation (the "Company"), in connection with the initial public offering (the "Initial Public Offering") by the Company of up to 8,050,000
shares (including 1,050,000 shares subject to an over-allotment option) (the
"Offered Shares") of the Company's common stock, par value $0.01 per share (the
"Common Stock").

                  This opinion is being furnished in accordance with the
requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of
1933 (the "Act").

                  In connection with the opinion set forth herein, we have
examined and relied on originals or copies of the following: (i) the
Registration Statement on Form S-11 (File No. 333-112839) as filed with the
Securities and Exchange Commission (the "Commission") on February 13, 2004 under the Act; (ii) Amendment No. 1 to the Registration Statement as filed with the
Commission on April 2, 2004 under the Act; (iii) Amendment No. 2 to the
Registration Statement as filed with the Commission on April 29, 2004; (iv)
Amendment No. 3 to the Registration Statement as filed with the Commission on
May 18, 2004 under the Act; (v) Amendment No. 4 to the Registration Statement
filed as of the date hereof (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"); (vi) the form of
Underwriting Agreement (the "Underwriting Agreement") proposed to be entered into by and among the Company, as issuer, and Morgan Stanley & Co. Incorporated,
Banc of America Securities LLC, Lehman Brothers Inc., and Raymond James &
Associates, Inc. as representatives of the

Global Signal Inc.
June   , 2004

several underwriters named therein (the "Underwriters"), filed as an exhibit to the Registration Statement; (vii) a specimen certificate evidencing the Common
Stock; (viii) the Amended and Restated Certificate of Incorporation of the
Company, as certified by the Secretary of State of the State of Delaware (the
"Certificate of Incorporation"); (ix) the Amended and Restated By-Laws of the
Company, as certified by Stephen W. Crawford, Secretary of the Company (the
"By-laws"); and (x) certain resolutions of the Board of Directors of the
Company, relating to the issuance and sale of the Offered Shares and related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

                  Members of our firm are admitted to the bar in the State of
New York, and we do not express any opinion as to the laws of any jurisdiction other than the corporate laws of the State of Delaware, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.

                  Based upon and subject to the foregoing, we are of the opinion that when (i) the Registration Statement becomes effective under the Act; (ii)
the

Global Signal Inc.
June   , 2004

Underwriting Agreement has been duly executed and delivered; and (iii)
certificates representing the Offered Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and have been delivered to and paid for by the
Underwriters at a price per share not less than the per share par value of the
Common Stock as contemplated by the Underwriting Agreement, the issuance and sale of the Offered Shares will have been duly authorized, and the Offered
Shares will be validly issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion with the
Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration
Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                        Very truly yours,